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                                                                          EX 99



For: MELAMINE CHEMICALS, INC.              Contact: RON COMO & ASSOCIATES, INC.
     P.O. Box 748                                   74 Trinity Place
     Donaldsonville, LA  70346                      New York, NY  10006
     Fred Huber, President & CEO                    Telephone:  (212) 227-3010
     Wayne D. DeLeo, Vice President & CFO
     Telephone:  (504) 473-3121                     August 26, 1997
                                                    Immediate Release





DONALDSONVILLE, LOUISIANA, AUGUST 26, 1997--On August 15, 1997, Melamine Chemicals, Inc. (NASDAQ-MTWO) disclosed that it had received a revised offer from Ashland Inc. to purchase the issued and outstanding shares of the Company not owned by Ashland for $14.75 per share; the letter requested a response by August 25, 1997. The Company announced today that it and its financial advisor, Goldman, Sachs & Co. are continuing their review of Ashland's offer and other available alternatives, including the sale of the Company to buyers other than Ashland.

     Melamine Chemicals, Inc. is engaged in the production and marketing of melamine. The Company is also active in the development of new melamine process and application technology. The Company is one of only two producers of melamine in North America and one of the three largest producers worldwide.